Exhibit 10(g)
                            GUARANTY

          The Interpublic Group of Companies, Inc. (the "Guarantor") hereby unconditionally guarantees to the Bank the due and punctual payment of the principal of, and interest on, the Note upon which this Guaranty is endorsed (the "Note"). The foregoing is an absolute, continuing and irrevocable guaranty of payment and not of collectibility or performance. The Guarantor hereby waives diligence, presentment and demand of payment (except as provided in the Credit Agreement) and covenants that this Guaranty will not be discharged except by payment as herein provided. Until all amounts of principal of, and interest on, the Note have been paid or otherwise satisfied in full, the Guarantor will not exercise any rights that it may have acquired by way of subrogation under this Guaranty, by any payment made hereunder or otherwise, or accept any payment on account of such subrogation rights. If any payment (or part thereof) of the principal of, or interest on, the Note is rescinded or must otherwise be returned by the Bank upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the primary obligor under the Note, this Guaranty shall continue to be effective, or be reinstated, as to said payment (or part thereof) as if such payment (or part thereof) had not been made.

                         THE INTERPUBLIC GROUP OF COMPANIES, INC.
                              By: Alan M. Forster
                              Title: Vice President

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